Exhibit 99.1

Cryoport Reports Second Quarter 2025 Financial Results

▪	Second quarter revenue increased 14% year-over-year to $45.5 million

▪	Commercial Cell & Gene Therapy revenue increased 33% year-over-year to $8.7 million

▪	Life Sciences Services revenue rose 21% year-over-year, including a 28% increase in BioStorage/BioServices revenue

▪	Launched strategic partnership agreement with the DHL Group; closed CRYOPDP divestiture

▪	Company reaffirms full year 2025 revenue guidance of $165 to $172 million

NASHVILLE, Tennessee, August 5, 2025, - Cryoport, Inc. (NASDAQ: CYRX) (“Cryoport” or the “Company”), a leading global provider of temperature-controlled supply chain solutions for the life sciences, today announced financial results for its second quarter (Q2) and first half (H1) of 2025.

Jerrell Shelton, CEO of Cryoport, commented, “Cryoport delivered strong, double-digit growth across all revenue streams within Life Sciences Services in the second quarter, increasing 21% year-over-year and accounting for 54% of total revenue from continuing operations. Notably, revenue from BioLogistics Solutions increased 20% and BioStorage/BioServices revenue rose 28%, underscoring the growing demand for our integrated platform.

“Revenue from the support of commercial cell and gene therapies increased 33% year-over-year to $8.7 million. This growth continues to be fueled by the increasing development and adoption of cell & gene therapies, a positive trend we believe will continue for years to come.

“Life Sciences Products revenue grew 8% year-over-year. This solid performance was primarily driven by stronger demand, particularly from animal health customers.

“The 14% year-over-year increase in total revenue from continuing operations, combined with our planned pathway to profitability, contributed to an increase in gross margin and a meaningful improvement in our adjusted EBITDA. With strong execution across all business units, we are reaffirming our full-year 2025 revenue guidance as we move towards our goal of sustainable, long-term profitability.

“A key milestone this quarter was the launch of our strategic partnership with the DHL Group and DHL’s acquisition of CRYOPDP. This transaction with DHL delivered both a strong infusion of capital, a substantial return on investment, and strengthened our global biologistics capabilities and effectiveness. By leveraging DHL’s competencies, scale, and reach in APAC and EMEA, we believe we will be increasingly well positioned to expand our Life Sciences Services business and deepen our leadership in the developing global regenerative medicine market.

“In summary, the second quarter was marked by strong revenue growth, improved profitability, and the execution of a transformative partnership strategy. We are entering the second half of the year with strong momentum and a clear focus on driving long-term shareholder value,” concluded Mr. Shelton.

In tabular form, Q2 2025 and H1 2025 revenue compared to Q2 2024 and H1 2024, respectively, were as follows:

Cryoport, Inc. and Subsidiaries
Revenue
(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
(in thousands)	2025	2024	% Change	2025	2024	% Change
Life Sciences Services	$24,369	$20,152	21%	$47,234	$39,637	19%
BioLogistics Solutions	19,874	16,628	20%	38,404	32,585	18%
BioStorage/BioServices	4,495	3,524	28%	8,830	7,052	25%
Life Sciences Products	$21,085	$19,557	8%	$39,260	$37,363	5%
Total Revenue From Continuing Operations	$45,454	$39,709	14%	$86,494	$77,000	12%

BioStorage/BioServices revenue continued its strong growth trajectory year-over-year, increasing 28% in Q2 2025 as we continue to introduce our capabilities to existing clients, add new clients into our global network, and as more commercial therapies progress in the number of patients treated.

Revenue from the support of commercial cell & gene therapies increased 33% year-over-year to $8.7 million and included revenue from BioLogistics Solutions and accessories. As of June 30, 2025, we supported eighteen (18) commercial therapies.

As of June 30, 2025, Cryoport supported a total of 728 global clinical trials, a net increase of 44 clinical trials over June 30, 2024, with 82 of these clinical trials in Phase 3. The number of trials by phase and region are as follows:

Cryoport Supported Clinical Trials by Phase

	June 30,
Clinical Trials	2023	2024	2025
Phase 1	273	286	304
Phase 2	313	322	342
Phase 3	82	76	82
Total	668	684	728

Cryoport Supported Clinical Trials by Region

	June 30,
Clinical Trials	2023	2024	2025
Americas	515	525	556
EMEA	109	114	124
APAC	44	45	48
Total	668	684	728

In Q2 2025, one Marketing Authorization Applications (MAA) filing occurred and two Biologics License Applications (BLA) filings have occurred for label/geographic expansions post the quarter end. During the quarter, Cryoport’s customer Abeona Therapeutics received U.S. Food and Drug Administration (FDA) approval for their cell therapy ZEVASKYNTM, for the treatment of Recessive Dystrophic Epidermolysis Bullosa (RDEB). During the remainder of 2025, we anticipate up to an additional twenty (20) application filings, one (1) new therapy approval and an additional three (3) approvals for label/geographic expansions.

Additionally, in late June 2025, the FDA announced it was removing the Risk Evaluation and Mitigation Strategies (REMS) requirements for approved BCMA- and CD19-directed autologous CAR-T cell immunotherapies. This reduces the regulatory burden and can lead to increased patient access and faster commercial scaling for these therapies. Cryoport-supported therapies such as Carvykti®, Yescarta®, Tecartus®, and Breyanzi® are included in this FDA action.

Operational milestones

Life Sciences Services

•	Continued plans to complete our Global Supply Chain Centers in Paris, France and Santa Ana, California, with Paris expected to begin its launch in late 2025 and Santa Ana in the second half of 2026.

•	CryoGene opened the first southeast regional automated sample storage center in partnership with Texas Children’s Hospital.

•	Launched our Cryoshuttle service in Tokyo, Japan, supporting multiple commercial therapies.

Life Sciences Products

•	MVE Biological Solutions launched its next generation SC 4/2V and SC 4/3V vapor shippers, offering improved safety and reliability for transporting and preserving sensitive biological materials at cryogenic temperatures.

•	Recorded multiple sales of MVE’s cryogenic storage system, the MVE High-Efficiency 800C, which was released earlier this year, meeting the needs of facilities that have limited space for cryostorage yet require high capacity and security.

•	Deployed the highest number of MVE cryogenic dewars to the animal health industry since 2013.

Financial Highlights

On June 11, 2025, the Company completed its previously announced divestiture of its specialty courier CRYOPDP business to DHL Supply Chain International Holding B.V. (“DHL”) and entered into a strategic partnership with DHL. The divestiture and strategic partnership are expected to enhance the Company’s ability to develop its business, particularly in the EMEA and APAC regions, and to provide differentiated and high-value services aligned with Cryoport’s long-term growth strategy. The results of CRYOPDP, a former business within Cryoport’s Life Sciences Services business, are presented as discontinued operations for all periods presented within the Condensed Statements of Operations and Condensed Consolidated Balance Sheets included in this press release and are also not included in the non-GAAP financial measures presented herein.

Revenue

•	Total revenue from continuing operations for Q2 2025 was $45.5 million compared to $39.7 million for Q2 2024, a year-over-year increase of 14% or $5.7 million and up $4.4 million or 11% sequentially.

o	Life Sciences Services revenue for Q2 2025 (representing 54% of our total revenue) was $24.4 million compared to $20.2 million for Q2 2024, up 21% year-over-year and 7% sequentially, including BioStorage/BioServices revenue of $4.5 million, up 28% year-over-year and 4% sequentially.

o	Life Sciences Products revenue for Q2 2025 (representing 46% of our total revenue) was $21.1 million compared to $19.6 million for Q2 2024, up 8% year-over-year and 16% sequentially.

•	Total revenue from continuing operations for H1 2025 was $86.5 million compared to $77.0 million for H1 2024.

o	Life Sciences Services revenue for H1 2025 was $47.2 million compared to $39.6 million for H1 2024, including BioStorage/BioServices revenue of $8.8 million for H1 2025 compared to $7.1 million for H1 2024.

o	Life Sciences Products revenue for H1 2025 was $39.3 million compared to $37.4 million for H1 2024.

Gross Margin

•	Total gross margin from continuing operations was 47.0% for Q2 2025 compared to 44.5% for Q2 2024.

o	Gross margin for Life Sciences Services was 48.9% for Q2 2025 compared to 46.7% for Q2 2024.

o	Gross margin for Life Sciences Products was 44.9% for Q2 2025 compared to 42.2% for Q2 2024.

•	Total gross margin from continuing operations was 46.3% for H1 2025 compared to 42.5% for H1 2024.

o	Gross margin for Life Sciences Services was 48.4% for H1 2025 compared to 45.1% for H1 2024.

o	Gross margin for Life Sciences Products was 43.7% for H1 2025 compared to 39.7% for H1 2024.

Operating Costs and Expenses

•	Operating costs and expenses from continuing operations were $31.2 million for Q2 2025 compared to operating cost and expenses of $95.7 million for Q2 2024. The decrease for Q2 2025 reflects an impairment charge of $63.8 million in Q2 2024, which was primarily related to the write off of remaining goodwill for MVE Biological Solutions. Operating costs and expenses for H1 2025 decreased to $59.3 million compared to $128.3 million for H1 2024, reflecting the impairment charge relating to MVE Biological Solutions. Excluding the impairment charge, adjusted operating costs and expenses for H1 2025 were $59.3 million, compared to $64.5 million for H1 2024.

Net Income (Loss) – including Discontinued Operations

•	Net income for Q2 2025 and H1 2025 was $105.2 million and $93.2 million, respectively, compared to a net loss of $78.0 million and $96.9 million for the same periods in 2024, respectively. Net income for Q2 2025 and H1 2025 was primarily driven by the sale of our CRYOPDP specialty courier business during Q2 2025, which contributed $117.4 million and $114.4 million, net of taxes, respectively, to income from discontinued operations.

•	Net income attributable to common stockholders was $103.2 million, or $2.05 per share, and $89.2 million, or $1.78 per share, for Q2 2025 and H1 2025, respectively. This compares to a net loss attributable to common stockholders of $80.0 million, or $1.62 per share, and $100.9 million, or $2.05 per share, for Q2 2024 and H1 2024, respectively.

•	Excluding the gain on sale of CRYOPDP, net loss $12.2 million and $21.2 million for Q2 2025 and H1 2025, respectively, compared to $14.2 million and $28.1 million for Q2 2024 and H1 2024, respectively.

Adjusted EBITDA

•	Adjusted EBITDA was a negative $0.9 million for Q2 2025, compared to negative $5.6 million for Q2 2024. Adjusted EBITDA for H1 2025 was a negative $3.7 million compared to negative $12.2 million for H1 2024.

Cash, Cash equivalents, and Short-Term Investments

•	Cryoport held $426.0 million in cash, cash equivalents, and short-term investments as of June 30, 2025.

Share Repurchase Programs

•	During Q2 2025, the Company purchased 628,217 shares of its common stock under its repurchase programs, at an average price of $6.76 per share, for an aggregate amount of $4.2 million. Subsequent to the end of Q2 2025, the Company purchased an additional 371,783 shares of its common stock under its repurchase programs, at an average price of $7.36 per share, for an aggregate amount of $2.7 million, resulting in a total of 1 million shares repurchased since the beginning of Q2 2025.These shares were returned to the status of authorized but unissued shares of common stock. Following these repurchases, the Company had approximately $66.9 million in total of repurchase authorization available under its two repurchase programs.

Guidance for Continuing Operations for Full Year Fiscal 2025

•	The Company is reiterating its revenue guidance for fiscal year 2025: total revenue from continuing operations is expected to be in the range of $165.0 million to $172.0 million, representing 5% to 10% growth year-over-year. The Company's 2025 guidance is dependent on its current business and expectations, which may be further impacted by, among other things, factors that are outside of our control, such as national economic factors, the global macroeconomic and geopolitical environment, supply chain constraints, inflationary pressures, tariffs and other trade restrictions and/or the effects of foreign currency fluctuations, as well as the other factors described in the Company's filings with the Securities and Exchange Commission ("SEC"), including in the "Risk Factors" section of its most recently filed periodic reports on Form 10-K and Form 10-Q, as well as in its subsequent filings with the SEC.

Note: All reconciliations of GAAP to adjusted (non-GAAP) figures above are detailed in the reconciliation tables included later in the press release.

Additional Information

Further information on Cryoport’s financial results is included in the attached condensed consolidated balance sheets and statements of operations, and additional explanations of Cryoport’s financial performance are provided in the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2025, which is expected to be filed with the SEC on August 7, 2025. Additionally, the full report will be available in the SEC Filings section of the Investor Relations section of Cryoport’s website at www.cryoportinc.com.

Earnings Conference Call Information

IMPORTANT INFORMATION: In addition to the earnings release, a document titled “Cryoport Second Quarter 2025 in Review”, providing a review of Cryoport’s business update, will be issued at 4:05 p.m. ET on Tuesday, August 5, 2025. The document is designed to be read in advance of the questions and answers conference call and will be accessible at https://ir.cryoportinc.com/news-events/ir-calendar.

Cryoport management will host a conference call at 5:00 p.m. ET on August 5, 2025. The conference call will be in the format of a questions and answers session and will address any queries investors have regarding the Company’s reported results. A slide deck will accompany the call.

Conference Call Information

Date:	Tuesday, August 5, 2025
Time:	5:00 p.m. ET
Dial-in numbers:	1-800-717-1738 (U.S.), 1-646-307-1865 (International)
Confirmation code:	Request the “Cryoport Call” or Conference ID: 1197564
Live webcast:	‘Investor Relations’ section at www.cryoportinc.com or click here. Please allow 10 minutes prior to the call to visit this site to download and install any necessary audio software.

The questions and answers call will be recorded and available approximately three hours after completion of the live event in the Investor Relations section of the Company's website at www.cryoportinc.com for a limited time. To access the replay of the questions and answers click here. A dial-in replay of the call will also be available to those interested, until August 12, 2025. To access the replay, dial 1-844-512-2921 (United States) or 1-412-317-6671 (International) and enter replay entry code: 1197564#.

About Cryoport, Inc.

Cryoport, Inc. (Nasdaq: CYRX), is a leading global provider of temperature-controlled supply chain solutions for the Life Sciences, with an emphasis on regenerative medicine. We support biopharmaceutical companies, contract manufacturers (CDMOs), contract research organizations (CROs), developers, and researchers with a comprehensive suite of services and products designed to minimize risk and maximize reliability across the temperature-controlled supply chain for the Life Sciences. Our integrated supply chain platform includes the Cryoportal® Logistics Management Platform, advanced temperature-controlled packaging, informatics, specialized biologistics, biostorage, bioservices, and cryogenic systems, which in varying combinations deliver end-to-end solutions that meet the rigorous demands of the life sciences. With innovation, regulatory compliance, and agility at our core, we are "Enabling the Future of Medicine™."

Headquartered in Nashville, Tennessee, our company maintains a strong global presence with operations across the Americas, EMEA, and APAC.

For more information, visit www.cryoportinc.com or follow via LinkedIn at https://www.linkedin.com/company/cryoportinc or @cryoport on X, formerly known as Twitter at https://x.com/cryoport for live updates.

Forward-Looking Statements

Statements in this press release which are not purely historical, including statements regarding the Company's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, those related to the Company's industry, business, long-term growth prospects, plans, strategies, acquisitions, future financial results and financial condition, such as the Company's outlook and guidance for full year 2025 revenue and the related assumptions and factors expected to drive revenue, projected growth trends in the markets in which the Company operates, the Company's plans and expectations regarding the launch of new products and services, such as the expected timing and benefits of such products and services launches, the Company’s expectations about future benefits of its acquisitions, and anticipated regulatory filings, approvals, label/geographic expansions or moves to earlier lines of treatment approved with respect to the products of the Company's clients. Forward-looking statements also include those related to the Company’s expectations about future benefits relating to the CRYOPDP divestiture and strategic partnership with DHL (collectively, the “DHL Transaction”) and the Company’s plans regarding the completion of its Global Supply Chain Centers, including expected timing. It is important to note that the Company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties associated with the effect of changing economic and geopolitical conditions, supply chain constraints, inflationary pressures, tariffs and other trade restrictions, the effects of foreign currency fluctuations, trends in the products markets, variations in the Company's cash flow, market acceptance risks, and technical development risks. Additional risks and uncertainties relating to the DHL Transaction include, but are not limited to, the risk that any disruption resulting from the DHL Transaction may adversely affect our businesses and business relationships, including with employees and suppliers. The Company's business could be affected by other factors discussed in the Company's SEC reports, including in the "Risk Factors" section of its most recently filed periodic reports on Form 10-K and Form 10-Q, as well as in its subsequent filings with the SEC. The forward-looking statements contained in this press release speak only as of the date hereof and the Company cautions investors not to place undue reliance on these forward-looking statements. Except as required by law, the Company disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release.

Cryoport Investor Contacts:

Todd Fromer / Scott Eckstein

KCSA Strategic Communications

cryoport@kcsa.com

Cryoport, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

	Three Months Ended June 30, (unaudited)		Six Months Ended June 30, (unaudited)
(in thousands, except share and per share data)	2025	2024	2025	2024
Revenue
Life Sciences Services revenue	$24,369	$20,152	$47,234	$39,637
Life Sciences Products revenue	21,085	19,557	39,260	37,363
Total revenue	45,454	39,709	86,494	77,000
Cost of revenue:
Cost of services revenue	12,449	10,745	24,369	21,756
Cost of products revenue	11,628	11,302	22,107	22,517
Total cost of revenue	24,077	22,047	46,476	44,273
Gross margin	21,377	17,662	40,018	32,727
Operating costs and expenses:
Selling, general and administrative	27,092	27,236	51,283	55,057
Engineering and development	4,118	4,646	8,052	9,398
Impairment loss	-	63,809	-	63,809
Total operating costs and expenses:	31,210	95,691	59,335	128,264
Loss from operations	(9,833)	(78,029)	(19,317)	(95,537)
Other income (expense):
Investment income	1,466	2,809	3,039	5,409
Interest expense	(618)	(1,241)	(1,201)	(2,516)
Gain on extinguishment of debt, net	-	1,179	-	1,179
Other income (expense), net	(2,939)	(1,073)	(3,239)	186
Loss before provision for income taxes	(11,924)	(76,355)	(20,718)	(91,279)
Provision for income taxes	(274)	(554)	(508)	(665)
Loss from continuing operations	$(12,198)	$(76,909)	$(21,226)	$(91,944)
Income (loss) from discontinued operations, net	117,378	(1,081)	114,425	(4,941)
Net income (loss)	$105,180	$(77,990)	$93,199	$(96,885)
Paid-in-kind dividend on Series C convertible preferred stock	(2,000)	(2,000)	(4,000)	(4,000)
Net income (loss) attributable to common stockholders	$103,180	$(79,990)	$89,199	$(100,885)
Net income (loss) per share attributable to common stockholders:
Basic	$2.05	$(1.62)	$1.78	$(2.05)
Weighted average common shares issued and outstanding:
Basic	50,257,112	49,345,644	50,102,918	49,182,830

Cryoport, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	June 30,	December 31,
(in thousands)	2025	2024
Current assets
Cash and cash equivalents	$243,416	$34,137
Short-term investments	182,559	216,460
Accounts receivable, net	33,409	25,304
Inventories	23,035	21,476
Prepaid expenses and other current assets	7,071	7,944
Current assets held for sale	-	36,251
Total current assets	489,490	341,572
Property and equipment, net	81,565	80,013
Operating lease right-of-use assets	38,206	39,920
Intangible assets, net	143,590	147,927
Goodwill	18,713	20,569
Deposits	2,096	1,951
Deferred tax assets	267	842
Long-term assets held for sale	-	70,699
Total assets	$773,927	$703,493

Current liabilities
Accounts payable and other accrued expenses	$14,756	$15,895
Accrued compensation and related expenses	9,400	11,209
Deferred revenue	1,677	1,061
Current portion of operating lease liabilities	3,889	3,399
Current portion of finance lease liabilities	427	315
Current portion of convertible senior notes, net	-	14,298
Current portion of notes payable	-	143
Current portion of contingent consideration	-	2,808
Current liabilities held for sale	-	15,435
Total current liabilities	30,149	64,563
Convertible senior notes, net	184,504	183,919
Notes payable, net	1,328	1,114
Operating lease liabilities, net	37,441	38,551
Finance lease liabilities, net	934	800
Deferred tax liabilities	985	804
Other long-term liabilities	2,567	296
Contingent consideration, net	628	3,751
Long-term liabilities held for sale	-	7,797
Total liabilities	258,536	301,595
Total stockholders' equity	515,391	401,898
Total liabilities and stockholders' equity	$773,927	$703,493

Note Regarding Use of Non-GAAP Financial Measures

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance as defined in Regulation G of the Securities Exchange Act of 1934 are included in this release: revenue at constant currency, revenue growth rate at constant currency, adjusted operating costs and expenses, adjusted net income (loss), and adjusted EBITDA. Non-GAAP financial measures are not calculated in accordance with GAAP, are not based on any comprehensive set of accounting rules or principles and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures, including revenue at constant currency, revenue growth rate at constant currency, adjusted operating costs and expenses, adjusted net income (loss), and adjusted EBITDA, should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

We believe that revenue growth is a key indicator of how Cryoport is progressing from period to period and we believe that the non-GAAP financial measures, revenue at constant currency and revenue growth rate at constant currency, are useful to investors in analyzing the underlying trends in revenue. Under GAAP, revenue from continuing operations received in local (non-U.S. dollar) currency is translated into U.S. dollars at the average exchange rate for the period presented. As a result, fluctuations in foreign currency exchange rates affect the results of our operations and the value of our foreign assets and liabilities, which in turn may affect results of operations and cash flows and the comparability of period-to-period results of operations. When we use the term “constant currency,” it means that we have translated local currency revenue from continuing operations for the current reporting period into U.S. dollars using the same average foreign currency exchange rates for the conversion of revenue from continuing operations into U.S. dollars that we used to translate local currency revenue for the comparable reporting period of the prior year. Revenue growth rate at constant currency refers to the measure of comparing the current reporting period revenue from continuing operations at constant currency with the reported GAAP revenue from continuing operations for the comparable reporting period of the prior year.

However, we also believe that data on constant currency period-over-period changes have limitations, particularly as the currency effects that are eliminated could constitute a significant element of our revenue and could significantly impact our performance. We therefore limit our use of constant currency period-over-period changes to a measure for the impact of currency fluctuations on the translation of local currency revenue into U.S. dollars. We do not evaluate our results and performance without considering both period-over-period changes in non-GAAP constant currency revenue on the one hand and changes in revenue prepared in accordance with GAAP on the other. We caution the readers of this press release to follow a similar approach by considering revenue on constant currency period-over-period changes only in addition to, and not as a substitute for, or superior to, changes in revenue prepared in accordance with GAAP.

Adjusted operating costs and expenses is defined as operating costs and expenses, excluding impairment losses, if any. Adjusted net income (loss) is defined as net income (loss), excluding impairment losses, if any. Management believes these measures, when read in conjunction with, and as supplemental to, the corresponding GAAP financial measures, provide useful measures to investors of Cryoport's expenses and operating results, meaningful comparisons with historical results, and insight into Cryoport's operating performance.

Adjusted EBITDA is defined as net income (loss) adjusted for loss from discontinued operations, net interest expense, income taxes, depreciation and amortization expense, stock-based compensation expense, acquisition and integration costs, divestiture costs, cost reduction initiatives, investment income, unrealized (gain)/loss on investments, foreign currency (gain)/loss, net gain on extinguishment of debt, impairment loss, changes in fair value of contingent consideration and charges or gains resulting from non-recurring events, as applicable.

Management believes that adjusted EBITDA provides a useful measure of Cryoport's operating results, a meaningful comparison with historical results and with the results of other companies, and insight into Cryoport's ongoing operating performance. Further, management and the Company’s board of directors utilize adjusted EBITDA to gain a better understanding of Cryoport's comparative operating performance from period to period and as a basis for planning and forecasting future periods. Adjusted EBITDA is also a significant performance measure used by Cryoport in connection with its incentive compensation programs. Management believes adjusted EBITDA, when read in conjunction with Cryoport's GAAP financials, is useful to investors because it provides a basis for meaningful period-to-period comparisons of Cryoport's ongoing operating results, including results of operations, against investor and analyst financial models, helps identify trends in Cryoport's underlying business and in performing related trend analyses, and it provides a better understanding of how management plans and measures Cryoport's underlying business.

Cryoport, Inc. and Subsidiaries

Reconciliation of GAAP operating cost and expenses to Non-GAAP adjusted operating cost and expenses

	Three Months Ended June 30, (unaudited)		Six Months Ended June 30, (unaudited)
(in thousands)	2025	2024	2025	2024
GAAP operating costs and expenses	$31,210	$95,691	$59,335	$128,264
Non-GAAP adjustments to operating costs and expenses
Impairment loss	—	63,809	—	63,809
Non-GAAP adjusted operating costs and expenses	$31,210	$31,882	$59,335	$64,455

Cryoport, Inc. and Subsidiaries

Reconciliation of GAAP net income (loss) to Non-GAAP adjusted net income (loss)

	Three Months Ended June 30, (unaudited)		Six Months Ended June 30, (unaudited)
(in thousands)	2025	2024	2025	2024
GAAP net income (loss)	$105,180	$(77,990)	$93,199	$(96,885)
Non-GAAP adjustments to net income (loss)
Income from discontinued operations, including gain on sale	117,378	—	114,425	—
Impairment loss	—	63,809	—	63,809
Non-GAAP adjusted net income (loss)	$(12,198)	$(14,181)	$(21,226)	$(33,076)

Cryoport, Inc. and Subsidiaries

Reconciliation of GAAP net income (loss) to adjusted EBITDA

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2025	2024	2025	2024
GAAP loss from continuing operations	$(12,198)	$(76,909)	$(21,226)	$(91,944)
Non-GAAP adjustments to loss:
Depreciation and amortization expense	6,249	5,785	12,383	11,532
Acquisition and integration costs	30	474	31	534
Divestiture costs	184	—	2,474	—
Cost reduction initiatives	266	135	482	135
Investment income	(1,466)	(2,809)	(3,039)	(5,409)
Unrealized (gain)/loss on investments	1,082	795	1,275	(942)
Foreign currency loss	2,002	280	2,247	843
Interest expense, net	618	1,241	1,201	2,516
Stock-based compensation expense	2,045	4,201	5,109	8,867
Gain on extinguishment of debt, net	—	(1,179)	—	(1,179)
Impairment loss	—	63,809	—	63,809
Change in fair value of contingent consideration	—	(1,938)	(5,178)	(1,645)
Income taxes	274	554	508	665
Adjusted EBITDA from continuing operations	$(914)	$(5,561)	$(3,733)	$(12,218)

Cryoport, Inc. and Subsidiaries

Total revenue by type for the three months ended June 30, 2025

(unaudited)

(in thousands)	Life Sciences Services	Life Sciences Products	Total
As Reported	$24,369	$21,085	$45,454
Non US-GAAP Constant Currency	24,321	20,868	45,189
FX Impact [$]	48	217	265
FX Impact [%]	0.2%	1.0%	0.6%

Cryoport, Inc. and Subsidiaries

Total revenue by type for the six months ended June 30, 2025

(unaudited)

(in thousands)	Life Sciences Services	Life Sciences Products	Total
As Reported	$47,234	$39,260	$86,494
Non US-GAAP Constant Currency	47,315	39,208	86,523
FX Impact [$]	(81)	52	(29)
FX Impact [%]	(0.2)%	0.1%	(0.0)%